                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                               FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 10, 1997
                                                    ----------------

                       H. F. Ahmanson & Company
          --------------------------------------------------
          (Exact name of registrant as specified in charter)


          Delaware            1-8930               95-0479700
      ---------------      ------------        -------------------
      (State or other      (Commission           (IRS employer
      jurisdiction of      file number)        identification no.)
      incorporation)


      4900 Rivergrade Road, Irwindale, California          91706
      -------------------------------------------        ----------
       (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code    (818) 960-6311
                                                      ---------------

                            Not applicable
                        ----------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

      On July 10, 1997, H. F. Ahmanson & Company (the "Company"), issued a press release reporting its results of operations during the quarter and six months ended June 30, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      99.1 Press release dated July 10, 1997 reporting results of operations during the quarter and six months ended June 30, 1997.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 10, 1997

                                        H. F. AHMANSON & COMPANY

                                         /s/George Miranda
                                        ----------------------------
                                        George Miranda
                                        First Vice President and
                                        Principal Accounting Officer

H. F. AHMANSON & COMPANY
4900 Rivergrade Road
Irwindale, California  91706       HOME SAVINGS OF AMERICA
(818) 814-7922                     SAVINGS OF AMERICA             NEWS

FOR IMMEDIATE RELEASE                            CONTACTS:
---------------------
                                                    MEDIA:  MARY TRIGG
                                                            (818) 814-7922
                                                 INVESTOR:  STEVE SWARTZ
                                                            (818) 814-7986



               AHMANSON REPORTS 102% EARNINGS PER SHARE INCREASE
               - CREDIT COSTS AND NONPERFORMING ASSETS DECLINE -

     Irwindale, CA, July 10, 1997 -- H.F. Ahmanson & Company (NYSE:AHM), parent company of Home Savings of America, today announced continued strong earnings growth.

     Second quarter 1997 net income was $115.7 million, a 68% increase compared to the second quarter of 1996 and a 12% increase compared to the first quarter of 1997. On a fully diluted common share basis, second quarter earnings were $1.01, a 102% increase compared to the second quarter of 1996 and 16% above the first quarter of 1997. Earnings per share grew at a faster rate than net income as a result of the company's ongoing stock purchase program. During the quarter, nonperforming assets declined by $102 million.

     Results for the second quarter of 1997 include an after-tax gain of $24.6 million, or $0.22 per fully diluted common share, on the sale of the company's deposit branch system on the West Coast of Florida ("West Florida gain"), and a net after-tax cost of $3.2 million, or $0.03 per fully diluted common share, as a result of its proposed merger with Great Western Financial Corporation ("net Great Western costs"). That proposal was withdrawn on June 4, 1997. Excluding the West Florida gain and net Great Western costs, earnings would have been $94.3 million, or $0.82 per fully diluted common share.

     Return on equity was 19.3% for the second quarter of 1997 and 15.9% without the West Florida gain and the net Great Western costs.

     Charles R. Rinehart, Chairman and Chief Executive Officer of Ahmanson and Home Savings, said, "We are very pleased with our strong results during the second quarter of 1997.

Improved credit costs, lower expenses and strong fee income more than offset the effects of a compressed net interest margin to increase earnings. Our stock buyback program further demonstrated its effectiveness in boosting shareholder returns. We continue to meet our goal of maintaining our efficiency ratio below 50%. Nonperforming assets declined by $102 million during the quarter and reached their lowest level since September 1990. In addition, credit costs continued their declining trend during the second quarter of 1997 and were $39.9 million, a $21.3 million decline from the second quarter of 1996.

     "The completion of Project HOME Run, (the reengineering of our loan origination process), continued growth of consumer lending, and the rollout of our business banking products and services in California, should give us a competitive advantage in an improving California economy during this period of change in the marketplace for consumer and small business banking services."

     For the first six months of the year, the company earned $218.7 million, compared to $133.5 million, in the first six months of 1996. On a fully diluted common share basis, earnings were $1.86 in the first six months of 1997 compared to $0.94 in the first six months of 1996. Return on equity for the first six months of 1997 was 18.3%, and would have been 15.9% without the branch sales in Arizona in the first quarter of 1997 and West Florida in the second quarter of 1997, in addition to the net Great Western costs.

RESULTS OF OPERATIONS
NET INTEREST INCOME
     Net interest income totaled $308.1 million for the second quarter of 1997, compared to $311.6 million in the second quarter of 1996, and $317.6 million in the first quarter of 1997. The decline in net interest income was a result of margin pressure caused by rising interest rates early in the quarter and a lower level of interest earning assets, partially due to the sale of $548 million of 11th District Cost of Funds Indexed loans.

     In the second quarter of 1997, the average net interest margin was 2.66%, compared to 2.63% in the second quarter of 1996, and 2.64% in the first quarter of 1997.

NONINTEREST INCOME
     Noninterest income, excluding the West Florida gain, was $70.2 million in the second quarter of 1997, an increase of $14.2 million or 25% from the $56.0 million reported in the year ago quarter and a decrease of $2.7 million from the first quarter of 1997, excluding the pre-tax gain of $16.0 million from the sale of the Arizona branches in that quarter. In the second quarter of 1997, the company sold its 12 branches on the West Coast of Florida. The company continues to operate 27 Personal Financial Service Centers on the East Coast of Florida with deposits of $3.4 billion.

     In the second quarter of 1997, Home Savings completed the rollout of its business banking program throughout its California franchise. Business customers in California can now obtain cash management products and a full array of small business loan products through Home Savings' 301 Personal Financial Service Centers. In addition, through Griffin Financial Services, which provides investment and insurance brokerage products and services, small business owners and their employees have available to them retirement products such as 401(k) plans.

GENERAL AND ADMINISTRATIVE EXPENSES
     General and administrative expenses (G&A) were $180.5 million in the second quarter of 1997, compared to $189.7 million in the second quarter of 1996 and $186.8 million in the first quarter of 1997.

     The efficiency ratio -- G&A expenses as a percentage of net interest income, loan servicing and other fee income -- was 48.7% in the second quarter of 1997, compared to 52.8% and 49.1% in the second quarter of 1996 and the first quarter of 1997, respectively. For the first six months of 1997, the company's efficiency ratio was 48.9%, compared to 53.3% for the first six months of 1996.

NET GREAT WESTERN COSTS
     The second quarter of 1997 includes $23.1 million of pretax legal, printing, advisory and other expenses associated with the Great Western transaction. These costs were largely offset when the company sold the 3.6 million Great Western shares it had purchased in connection with the transaction. The sales resulted in a pretax gain of $17.6 million.

CREDIT COSTS/ASSET QUALITY
     Total credit costs (provision for loan losses and expenses for the operations of foreclosed real estate) continued their improving trend, dropping by 14% from the first quarter of 1997 and 35% from the second quarter of 1996. Credit costs were $39.9 million during the second quarter of 1997, compared to $61.2 million in the 1996 second quarter and $46.3 million in the
first quarter of 1997.    Net loan charge-offs for the 1997 second quarter
totaled $17.4 million, compared to $36.8 million in the second quarter of 1996 and $25.7 million in the first quarter of 1997.

     During the second quarter, nonperforming assets declined by $102 million, the fifth consecutive quarterly decline. Cumulatively, nonperforming assets have declined $335 million or 33% since February 1996. At June 30, 1997, nonperforming assets totaled $690.5 million, or 1.45% of total assets, compared to $953.7 million, or 1.93% at June 30, 1996, and $792.7 million, or 1.63% at March 31, 1997. Nonperforming assets decreased every month during the second quarter of 1997 -- $41 million in April, $36 million in May and $25 million in June. Loans classified as troubled debt restructurings (TDRs) were $214.6 million at June 30, 1997. The ratio of nonperforming assets and TDRs to total assets was 1.90% at June 30, 1997, compared to 2.29% at June 30, 1996.

     At June 30, 1997, the allowances for loan losses and foreclosed real estate were $388.3 million and $25.8 million, respectively. The ratio of allowances for losses to nonperforming assets equaled 57.8% at June 30, 1997, compared to 42.4% at June 30, 1996 and 50.7% at March 31, 1997.

LOAN ORIGINATIONS
     The company originated $1.1 billion of mortgage loans in the second quarter of 1997, compared to $1.4 billion in the year-ago quarter and $1.0 billion in the first quarter of 1997. All mortgage loans were originated through the company's retail franchise. Only 15% of mortgage loans originated in the second quarter were tied to the 11th District Cost of Funds Index, while 31% were fixed rate. The company also funded $224 million in consumer loans during the second quarter of 1997, compared to $81 million in the second quarter of 1996, and $164 million in the first quarter of 1997. Consumer loans now include savings account loans and prior periods have been restated to reflect the change. The consumer loan portfolio totaled $885 million at June 30, 1997.

CAPITAL
     At June 30, 1997, Home Savings of America's capital ratios exceeded the regulatory requirements for well-capitalized institutions, the highest regulatory standard.

STOCK PURCHASE PROGRAM
     In the second quarter of 1997, the company purchased 3.4 million shares of its common stock at an average price of $39.83 per share, investing $135 million. Between the initiation of the first stock purchase program in October of 1995 and June 30, 1997, the company has purchased 22.5 million common shares, or 19% of the outstanding shares at September 30, 1995, at an average price of $29.02 per share. The company has $246 million remaining of its $250 million authorized for its fourth stock purchase program. The company had $279 million in cash at the parent company at June 30, 1997.

                                   # # # #

     H.F. Ahmanson & Company, with $47.5 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer and small business banks. It operates 368 financial service centers in three states and 115 mortgage lending offices in eight states.

     Additional information, including monthly financial data, about H.F. Ahmanson & Company and Home Savings of America can be retrieved by using the following service:
     *  Corporate News on the Net: http://www.businesswire.com/cnn/ahm.htm

     For information regarding PC Banking, Home Loans, Investments, Insurance, Business Banking and Consumer Loans, contact:
     *  Home Savings Website: http://www.homesavings.com

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)




At End of Period                                    June 30, 1997      March 31, 1997      June 30, 1996
----------------                                   ---------------    ----------------    ---------------
  Total assets                                       $ 47,532,068       $ 48,697,126        $ 49,506,630
  Investment portfolio                               $    792,983       $    735,868        $  1,124,122
  Loans receivable and mortgage-backed
    securities (MBS)                                 $ 44,356,772       $ 45,338,937        $ 45,855,263
  ARMs included in loans receivable and MBS          $ 42,384,378       $ 43,249,938        $ 44,365,520
  Allowance for loan losses                          $    388,287       $    387,688        $    382,485
  Deposits                                           $ 32,741,870       $ 34,399,125        $ 33,281,931
  Borrowings and trust capital securities            $ 11,192,523       $ 10,779,429        $ 12,351,740
  Stockholders' equity                               $  2,463,416       $  2,398,942        $  2,777,356
  Book value per common share                        $      20.35       $      19.05        $      19.78
  Tangible book value per common share               $      18.57       $      17.29        $      19.00
  Total common shares outstanding                      97,335,863        100,595,547         107,188,014

For the Three Months Ended
--------------------------
  Net interest income                               $     308,069       $    317,619        $    311,574
  Provision for loan losses                         $      17,989       $     24,223        $     33,901
  Net income                                        $     115,656       $    103,093        $     68,734
  Net income per fully diluted
    common share                                    $        1.01       $       0.87        $       0.50
  Dividends per common share                        $        0.22       $       0.22        $       0.22
  Loans originated and purchased                    $   1,365,298       $  1,162,969        $  1,467,829

  Average Interest Rates:
    Yield on loans and MBS                                   7.38%              7.34%               7.35%
    Yield on investment portfolio                            6.70%              6.96%               6.06%
    Yield on interest-earning assets                         7.37%              7.33%               7.33%
    Cost of deposits                                         4.42%              4.39%               4.45%
    Cost of borrowings and trust capital securities          6.24%              6.22%               6.20%
    Cost of interest-costing liabilities                     4.86%              4.83%               4.91%
    Interest rate spread                                     2.51%              2.50%               2.42%
    Net interest margin                                      2.66%              2.64%               2.63%


For the Six Months Ended
------------------------
  Net interest income                               $     625,688                           $    628,556
  Provision for loan losses                         $      42,212                           $     79,843
  Net income                                        $     218,749                           $    133,489
  Net income per fully diluted
    common share                                    $        1.86                           $       0.94
  Dividends per common share                        $        0.44                           $       0.44
  Loans originated and purchased                    $   2,528,267                           $  2,837,460

  Average Interest Rates:
    Yield on loans and MBS                                   7.36%                                  7.39%
    Yield on investment portfolio                            6.83%                                  5.94%
    Yield on interest-earning assets                         7.35%                                  7.37%
    Cost of deposits                                         4.40%                                  4.51%
    Cost of borrowings and trust capital securities          6.23%                                  6.24%
    Cost of interest-costing liabilities                     4.84%                                  4.96%
    Interest rate spread                                     2.51%                                  2.41%
    Net interest margin                                      2.65%                                  2.63%

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (IN THOUSANDS)


Assets                                       June 30, 1997   March 31, 1997     December 31, 1996   June 30, 1996
------                                       -------------   --------------     -----------------   -------------
Cash and amounts due from banks              $   515,171     $    540,831        $    691,578        $   722,581
Federal funds sold and securities
   purchased under agreements to resell          376,100          283,800             737,500            690,200
Other short-term investments                       6,120           12,160              14,782             13,797
                                             -----------     ------------        ------------        -----------
  Total cash and cash equivalents                897,391          836,791           1,443,860          1,426,578
Other investment securities                       11,457           12,408              11,597             12,355
Investment in stock of Federal Home
  Loan Bank (FHLB)                               399,306          427,500             420,978            407,770
Mortgage-backed securities (MBS)              13,628,019       14,417,249          14,296,512         15,360,005
Loans receivable less allowance
  for losses of
  $388,287 (June 30, 1997),
  $387,688 (March 31, 1997),
  $389,135 (December 31, 1996) and
  $382,485 (June 30, 1996)                    30,728,753       30,921,688          31,789,158         30,495,258
Accrued interest receivable                      203,052          210,512             209,839            218,529
Real estate held for development and
  investment (REI) less allowance
  for losses of
  $112,744 (June 30, 1997),
  $121,318 (March 31, 1997),
  $132,432 (December 31, 1996) and
  $144,441 (June 30, 1996)                       146,845          147,425             147,851            212,561
Real estate owned held for sale (REO)
  less allowance for losses of
  $25,840 (June 30, 1997),
  $29,529 (March 31, 1997),
  $32,137 (December 31, 1996) and
  $37,493 (June 30, 1996)                        195,712          233,694             247,577            260,735
Premises and equipment                           380,917          412,652             424,567            412,602
Goodwill and other intangible assets             292,713          298,887             308,083            140,022
Other assets                                     647,903          778,320             602,022            560,215
                                             -----------      -----------         -----------        -----------
                                             $47,532,068      $48,697,126         $49,902,044        $49,506,630
                                             ===========      ===========         ===========        ===========

Liabilities, Capital Securities of Subsidiary Trust and Stockholders' Equity
----------------------------------------------------------------------------

Deposits                                     $32,741,870      $34,399,125         $34,773,945        $33,281,931
Securities sold under agreements to
  repurchase                                   2,525,000        2,325,000           1,820,000          2,689,000
Other short-term borrowings                      539,373          458,640             210,529            200,000
FHLB and other borrowings                      7,979,772        7,847,454           9,549,992          9,462,740
Other liabilities                              1,022,887        1,029,512             917,198          1,035,557
Income taxes                                     111,372           90,118              48,918             60,046
                                             -----------      -----------         -----------        -----------
  Total liabilities                           44,920,274       46,149,849          47,320,582         46,729,274
Capital securities, Series A, of
  subsidiary trust                               148,378          148,335             148,413               -
Stockholders' equity                           2,463,416        2,398,942           2,433,049          2,777,356
                                             -----------      -----------         -----------        -----------
                                             $47,532,068      $48,697,126         $49,902,044        $49,506,630
                                             ===========      ===========         ===========        ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                 For the Three Months Ended             For the Six Months Ended
                                                          -----------------------------------------             June 30,
                                                            June 30,       March 31,     June 30,     ----------------------------
                                                              1997           1997          1996          1997             1996
                                                          ------------  -------------  ------------   -----------      -----------
Interest income:
  Loans                                                    $   575,802   $   577,533   $   559,078    $ 1,153,335      $ 1,133,933
  MBS                                                          259,429       267,673       296,927        527,102          605,281
  Investments                                                   16,271        16,897        11,231         33,168           22,892
                                                           -----------   -----------   -----------    -----------      -----------
      Total interest income                                    851,502       862,103       867,236      1,713,605        1,762,106
                                                           -----------   -----------   -----------    -----------      -----------
Interest expense:
  Deposits                                                     374,187       375,139       372,997        749,326          760,170
  Short-term borrowings                                         42,924        33,120        36,334         76,044           76,564
  FHLB and other borrowings                                    126,322       136,225       146,331        262,547          296,816
                                                           -----------   -----------   -----------    -----------      -----------
      Total interest expense                                   543,433       544,484       555,662      1,087,917        1,133,550
                                                           -----------   -----------   -----------    -----------      -----------
      Net interest income                                      308,069       317,619       311,574        625,688          628,556
Provision for loan losses                                       17,989        24,223        33,901         42,212           79,843
                                                           -----------   -----------   -----------    -----------      -----------
      Net interest income after provision
        for loan losses                                        290,080       293,396       277,673        583,476          548,713
                                                           -----------   -----------   -----------    -----------      -----------
Other income:
  Loss on sales of MBS                                             (74)         -              (29)           (74)             (29)
  Gain on sales of loans                                         6,137         7,989         6,166         14,126           21,194
  Loan servicing income                                         17,078        16,748        16,657         33,826           31,802
  Banking and other retail service fees                         28,525        29,334        16,640         57,859           30,863
  Other fee income                                              17,059        16,381        14,651         33,440           27,247
  Gain on sales of financial service centers                    41,610        15,956          -            57,566             -
  Other operating income                                         1,457         2,461         1,915          3,918            5,453
                                                           -----------   -----------   -----------    -----------      -----------
                                                               111,792        88,869        56,000        200,661          116,530
                                                           -----------   -----------   -----------    -----------      -----------
Other expenses:
  Compensation and other employee expenses                      84,368        95,468        91,468        179,836          188,912
  Occupancy expenses                                            26,647        26,712        27,835         53,359           57,073
  Federal deposit insurance premiums and assessments             6,269         6,549        19,315         12,818           40,139
  Other general and administrative expenses                     63,180        58,044        51,034        121,224           96,576
                                                           -----------   -----------   -----------    -----------      -----------
    General and administrative expenses (G&A)                  180,464       186,773       189,652        367,237          382,700
  Net acquisition costs                                          5,475          -             -             5,475             -
  Operations of REI                                                399         1,859         7,535          2,258           14,278
  Operations of REO                                             21,884        22,108        27,302         43,992           52,991
  Amortization of goodwill and other intangible assets           6,447         6,390         3,958         12,837            7,952
                                                           -----------   -----------   -----------    -----------      -----------
                                                               214,669       217,130       228,447        431,799          457,921
                                                           -----------   -----------   -----------    -----------      -----------
Income before provision for income taxes                       187,203       165,135       105,226        352,338          207,322
Provision for income taxes                                      71,547        62,042        36,492        133,589           73,833
                                                           -----------   -----------   -----------    -----------      -----------
Net income                                                 $   115,656   $   103,093   $    68,734    $   218,749      $   133,489
                                                           ===========   ===========   ===========    ===========      ===========
Income per common share:
  Primary                                                  $      1.09   $      0.93   $      0.51    $      1.99      $      0.96
  Fully diluted                                            $      1.01   $      0.87   $      0.50    $      1.86      $      0.94

Common shares outstanding, weighted average:
  Primary                                                   98,208,190   102,308,938   110,016,213    101,270,618      112,432,758
  Fully diluted                                            110,185,833   113,968,090   122,098,197    113,303,148      124,585,694

Return on average assets                                          0.96%         0.84%         0.56%          0.90%            0.54%
Return on average equity                                         19.32%        17.21%         9.73%         18.27%            9.16%
Return on average tangible equity*                               21.54%        19.29%        10.37%         20.42%            9.78%
Efficiency ratio                                                 48.68%        49.14%        52.75%         48.91%           53.27%

*Net income excluding amortization of goodwill and other intangible assets (net of applicable tax) as a percentage of average equity excluding goodwill and other intangible assets (net of applicable tax).


H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED AVERAGE STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(IN THOUSANDS)



For the Three Months Ended                          June 30, 1997      March 31, 1997      June 30, 1996
--------------------------                          -------------      --------------      -------------
  Loans receivable (1)                               $ 31,111,587       $ 31,581,124        $ 30,757,519
  MBS (2)                                              14,141,655         14,470,954          15,825,136
                                                     ------------       ------------        ------------
    Total loans and MBS                                45,253,242         46,052,078          46,582,655
  Investments                                             974,052            983,885             741,627
                                                     ------------       ------------        ------------
       Total interest-earning assets                   46,227,294         47,035,963          47,324,282
  Other assets                                          1,874,118          1,991,631           1,864,958
                                                     ------------       ------------        ------------
             Total assets                            $ 48,101,412       $ 49,027,594        $ 49,189,240
                                                     ============       ============        ============

  Deposits                                           $ 33,946,754       $ 34,670,277        $ 33,515,453
  Borrowings and trust capital securities              10,872,299         11,049,815          11,782,682
                                                     ------------       ------------        ------------
       Total interest-costing liabilities              44,819,053         45,720,092          45,298,135
  Other liabilities                                       888,383            911,137           1,066,079
  Stockholders' equity:
   Preferred                                              482,500            482,500             657,500
   Common                                               1,911,476          1,913,865           2,167,526
                                                     ------------       ------------        ------------
             Total liabilities and
                stockholders' equity                 $ 48,101,412       $ 49,027,594        $ 49,189,240
                                                     ============       ============        ============


For the Six Months Ended
------------------------
  Loans receivable (1)                               $ 31,345,058                           $ 31,016,758
  MBS (2)                                              14,305,395                             16,030,212
                                                     ------------                           ------------
    Total loans and MBS                                45,650,453                             47,046,970
  Investments                                             978,941                                770,804
                                                     ------------                           ------------
       Total interest-earning assets                   46,629,394                             47,817,774
  Other assets                                          1,932,551                              1,944,588
                                                     ------------                           ------------
             Total assets                            $ 48,561,945                           $ 49,762,362
                                                     ============                           ============

  Deposits                                           $ 34,306,517                           $ 33,719,946
  Borrowings and trust capital securities              10,960,567                             11,965,575
                                                     ------------                           ------------
    Total interest-costing liabilities                 45,267,084                             45,685,521
  Other liabilities                                       900,229                              1,163,778
  Stockholders' equity:
   Preferred                                              482,500                                657,500
   Common                                               1,912,132                              2,255,563
                                                     ------------                           ------------
             Total liabilities and
                stockholders' equity                 $ 48,561,945                           $ 49,762,362
                                                     ============                           ============



(1) Excludes the allowance for losses.
(2) Excludes the unrealized gain/loss on MBS available for sale.

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